UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 23, 2004 (September 17, 2004)

NORFOLK SOUTHERN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-8339	52-1188014
(Commission File Number)	(IRS Employer Identification No.)

Three Commercial Place, Norfolk, Virginia	23510-9241
(Address of Principal Executive Offices)	(Zip Code)

(757) 629-2680
Registrant's Telephone Number, Including Area Code

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act  (17 CFR   230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01.            Other Events.

                            On September 17, 2004, Norfolk Southern Corporation (the "Corporation") issued $441,456,000 aggregate principal amount of its 5.257% Notes due 2014 (the "Securities").  The Securities were issued in connection with the Corporation's offer to exchange the Securities and cash for up to $400 million of its outstanding 7.350% Notes due 2007 as more fully described in the Corporation's prospectus dated August 16, 2004.

                            The Securities were issued under the Indenture, dated as of January 15, 1991, between the Corporation and U.S. Trust Bank National Association, formerly known as First Trust of New York, National Association, as successor trustee (the "Trustee"), as supplemented by a First Supplemental Indenture, dated as of May 19, 1997, between the Corporation and the Trustee, a Second Supplemental Indenture, dated as of April 26, 1999, between the Corporation and the Trustee, a Third Supplemental Indenture, dated as of May 23, 2000, between the Corporation and the Trustee, a Fourth Supplemental Indenture, dated as of February 6, 2001, between the Corporation and the Trustee, a Fifth Supplemental Indenture, dated as of July 5, 2001, between the Corporation and the Trustee, a Sixth Supplemental Indenture, dated as of April 30, 2002, between the Corporation and the Trustee, a Seventh Supplemental Indenture, dated as of April 30, 2002, between the Corporation and the Trustee, and an Eighth Supplemental Indenture, dated as of September 17, 2004, between the Corporation and the Trustee.

Section 9 - Financial Statements and Exhibits

Item 9.01.             Financial Statements and Exhibits.

(c)   Exhibits

Exhibit No.                   Description

4.1                        Eighth Supplemental Indenture, dated as of September 17, 2004, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORFOLK SOUTHERN CORPORATION
(Registrant)

By:	/s/ Dezora M. Martin
Name: Dezora M. Martin
Title: Corporate Secretary

Date:  September 23, 2004

EXHIBIT INDEX

4.1                        Eighth Supplemental Indenture, dated as of September 17, 2004, between Norfolk Southern Corporation and U.S. Bank Trust National Association, as Trustee.